UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 20, 2005
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	1-1035 (Commission File Number)	Not Applicable (IRS Employer Identification No.)
122 - 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
309 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On September 20, 2005, we entered into a third amendment to our term credit agreement with The Bank of Nova Scotia and other financial institutions dated as of September 25, 2001 and previously amended on September 23, 2003 and September 21, 2004. A copy of the third amendment is attached hereto as Exhibit 4(a).
     The third amendment extends the maturity date of the credit agreement to September 30, 2010. The third amendment further provides for successive one-year extensions of the credit agreement upon the agreement of us and the lenders. Pursuant to the terms of the third amendment, if a lender does not consent to an extension of the maturity date, we may elect to replace that lender, provided lenders holding a majority of commitments have agreed to the extension. Additionally, the third amendment (1) provides for the release of the guaranty by PCS Nitrogen, Inc. of our obligations under the credit agreement, (2) amends the commitment amounts of the individual lenders and (3) reduces the interest rate margins and standby fee rates.

Item 2.03	Creation of a Direct Financial Obligation
     The discussion of the third amendment to our term credit agreement is incorporated herein by reference to “Item 1.01–Entry into a Material Definitive Agreement” of this current report.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description

4(a)	Syndicated Term Credit Facility Third Amending Agreement between The Bank of Nova Scotia and other financial institutions and the registrant dated as of September 20, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Joseph Podwika
Name: Joseph Podwika
Title: Vice President, General Counsel and Secretary

Dated: September 22, 2005

Index to Exhibits

Exhibit Number	Exhibit Description

4(a)	Syndicated Term Credit Facility Third Amending Agreement between The Bank of Nova Scotia and other financial institutions and the registrant dated as of September 20, 2005